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                                                                    EXHIBIT 23.6

Mr. John Lochner
Controller
Brown and Sharpe Manufacturing Company
200 Frenchtown Road, Precision Park,
North Kingstown,
RI 02852 USA

                                                                    May 19, 1994

Dear Mr. Lochner,

  We hereby give you and your advisers consent to include our audit opinions on the financial statements of the DEA Metrology Activities of Finmeccanica S.p.A. for the years ending December 31, 1993 and 1992 in the Form S-1 registration statement.

  We should emphasize that the above consent only applies to the financial statements prepared in accordance with accounting principles generally accepted in the United States.

                                          Yours sincerely,

                                          Reconta Ernst & Young